Exhibit 10.1

2005 LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into as of January 24, 2005 (the “Closing Date”) by and between Robotic Visions Systems, Inc., a Delaware corporation (the “Company”), and Middlefield Ventures, Inc., a Delaware corporation (the “Lender”).

BACKGROUND

WHEREAS, the Company filed a voluntary petition under chapter 11 of Title 11 of the United States Code, and is the debtor and debtor in possession in case number 04-14151 JMD (the “Bankruptcy Case”) pending in the United States Bankruptcy Court for the District of New Hampshire;

WHEREAS, on April 11, 2003, the Lender, which is a wholly-owned subsidiary of Intel Corporation, a Delaware corporation (“Intel”), loaned $2 million to the Company which is currently outstanding with accrued interest, which loan is secured but subordinated to the RVSI Investors Loan (as defined below) and senior to the Costa Note (as defined below) (the “2003 Intel Loan”);

WHEREAS, on April 11, 2003, Intel and the Company entered into a Settlement and Release Agreement that resolved certain disputes between Intel and the Company, and pursuant to which each of Intel and the Company undertook obligations in respect of their future business dealings with each other (the “2003 Settlement Agreement”); and WHEREAS, in exchange for the covenants and other agreements contained herein by the parties, the Lender wishes to lend the Company Two Million Dollars ($2,000,000) and the Company wishes to borrow such funds from the Lender on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

AGREEMENT

Intending to be legally bound, the parties hereby agree as follows:

1.	DEFINITIONS.

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or the Note (as defined below) shall be deemed to have occurred if there is or has been (i) any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (ii) any material claim or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term Breach shall mean any such material inaccuracy, breach, failure, claim, occurrence, or circumstance.

(b) “Collateral” shall have the meaning ascribed to such term in the Security Agreement (as defined below).

(c) “Lien” shall mean any mortgage, deed of trust, or pledge, security interest, hypothecation, assignment, assigned deposit, arrangement, encumbrance, encroachment, lien (statutory or otherwise), claim, option, reservation, right off way, easement, or defect of any kind, or preference, or priority, or other security agreement or preferential arrangement of any kind of or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing statement under the UCC, or under the comparable law of any other jurisdiction).

(d) “Maturity Date” shall mean the earlier of (i) the date on which the Bankruptcy Court enters an order confirming the Company’s chapter 11 plan of reorganization and (ii) one year from the date hereof.

(e) “Outstanding Balance” shall mean the unpaid principal balance, all accrued interest thereon and any other amounts owing under the Note issued to the Lender under this Agreement.

(f) “Permitted Liens” shall mean Liens for taxes that are not yet due and payable or contested in good faith and statutory, mechanics, material persons and other liens imposed by law that are not yet due and payable or being contested in good faith and certain Liens incurred by the Company under and with respect to (i) that Amended and Restated Revolving Credit and Security Agreement dated as of November 26, 2003 among the Company, RVSI Investors, L.L.C. and other lenders party thereto, and PNC Bank, National Association, as Agent (the “RVSI Investors Agreement”) or any successor agreement thereto including, without limitation, any postpetition agreement; (ii) the 2004 Secured Intel Loan and, (iii) the Subordination and Consent Agreement in the form attached hereto as Exhibit 1.1(f) entered into by and between RVSI Investors, L.L.C. and Lender (as the same may hereafter be amended from time to time, the “Investors Consent Agreement”), (iv) the Convertible Promissory Note (the “Costa Note”), and (v) the Security Agreement (the “Costa Security Agreement”) dated as of December 4, 2002 by and between the Company and Pat V. Costa.

(g) “Proprietary Assets” shall mean all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes of the Company.

(h) “Secured Obligations” shall mean all money, debts, obligations and liabilities which now are or have been or at any time hereafter may be or become due, owing or incurred by the Company to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, the Note and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest (including interest on the Outstanding Balance regardless of the value of the Collateral, royalties, reimbursement obligations, fees, indemnities, costs, expenses, or otherwise.

(i) “UCC” shall mean the Uniform Commercial Code of the State of California as in effect on the Closing Date and as amended from time to time hereafter.

2.	THE LOAN.

2.1 The Loan and Note. Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Company, and the Company agrees to borrow from the Lender, subject to the satisfaction of the conditions for the Closing as set forth herein, the principal amount of two million dollars ($2,000,000.00) evidenced by the Secured Promissory Note to be issued at the Closing, such Note in substantially the form attached hereto as Exhibit 2.1 (the “Note”).

2.2 Closing. Subject to the terms and conditions of this Agreement, the issuance of the Note (the “Closing”) shall be held at a location and on a date (the “Closing Date”) mutually agreed to by the parties and upon the satisfaction or waiver in writing by each of the parties hereto of all of the conditions set forth in Section 7.1 and Section 8 hereof. At the Closing, the Company shall deliver to the Lender the Note against delivery of Two Million Dollars ($2,000,000) by a wire transfer to the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Lender that, except as set forth on the schedule of exceptions attached hereto as Exhibit 3 (the “Schedule of Exceptions”) furnished to the Lender and which exceptions shall be deemed to be representations and warranties as if made hereunder, the following statements are all true and correct.

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2 Authorization; Enforceability. Subject to the approval of the Bankruptcy Court, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Note and the Security Agreement, and the performance of all obligations of the Company hereunder and thereunder has been taken, and this Agreement, the Note and the Security Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Valid Issuance of Note. The Note that is being issued to the Lender hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued.

3.4 Governmental Consents. Other than the approval of the Bankruptcy Court, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, the Note or the Security Agreement.

3.5 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Certificate of Incorporation (as amended and/or restated to date) or in any material respect of the Company’s Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to the best of its knowledge, in any material respect of any provision of any federal or state statute, rule or regulation applicable to the Company, except to the extent such violation or default results from the filing of the Bankruptcy Case.

3.6 Title to Property and Assets. Except for the Permitted Liens, the Company has good and marketable title to, or a valid leasehold interest in, or other legal, written rights to use, all material properties and assets used in its business or held or otherwise owned by the Company (including, without limitation, all of the Collateral) held in each case subject to no Lien of any kind except for the Permitted Liens or, in the case of leased real property, easements and other rights or restrictions of record that do not materially impair the use or value of such property by the Company.

3.7 SEC Reports. Other than as set forth in Section 3.7 of the Schedule of Exceptions, the Company has timely filed with the Securities and Exchange Commission (the “SEC”) all reports, registrations and other documents, together with any amendments thereto, required to be filed under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all such reports, registrations and documents filed with the SEC since October 1, 1997 are collectively referred to as the “Company SEC Reports”). Other than as set forth in Section 3.7 of the Schedule of Exceptions, as of their respective dates, the Company SEC Reports complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.8 Financial Statements. The consolidated financial statements of the Company (the “Company Financial Statements”) included in the Company’s SEC Reports present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the respective dates and the results of their operations and cash flows for the fiscal years and periods covered in accordance with GAAP consistently applied and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing, (i) as of the date of the most recent balance sheet comprising a portion of the Company Financial Statements, there was no material debt, liability or obligation of any nature not fully reflected or reserved against in the Company Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP; and (ii) there are no assets of the Company or any subsidiary of the Company, the value of which (in the reasonable judgment of the Company) is materially overstated in the Company Financial Statements. The Company is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any “derivatives.”

4. REPRESENTATIONS AND WARRANTIES OF THE LENDER. Lender represents and warrants to the Company as follows:

4.1 Authorization. All corporate action on the part of Intel, the Lender, and their respective officers necessary of the authorization, execution and delivery of this Agreement and the Security Agreement and the performance of all obligations of the Lender hereunder and thereunder has been taken, and this Agreement and the Security Agreement constitute valid and legally binding obligations of the Lender, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 Consents. Other than approval of the Bankruptcy Court and the consent of RVSI Investors, L.L.C., no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Intel, nor any consent, approval, order or authorization of any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity at the request of Intel is required in connection with the consummation of the transactions contemplated by this Agreement, the Note, or the Security Agreement.

5. COVENANTS OF THE COMPANY. The Company covenants to the Lender as follows:

5.1 Use of Proceeds. The Company shall use the proceeds of the Note for working capital needs. Without limiting the generality of the foregoing, the Company shall not use the proceeds of the Note to make any payment in respect of prepetition obligations, including without limitation adequate protection or collateral diminution payments.

5.2 No Further Liens. The Company shall maintain good title to, or the right to use, the Collateral, as the case may be, free and clear of any Liens or restrictions on the transfer thereof except for Liens created pursuant to this Agreement, Permitted Liens (including new Liens granted to the Senior Lender from time to time) or Liens approved by the Lender in writing. In any case, the Liens granted to the Lender herein shall have priority over any other Liens other than Permitted Liens (except Permitted Liens in favor of Lender securing the 2003 Intel Loan or in favor of Pat V. Costa) or restrictions as to the Collateral. The Company shall not grant, create or permit to attach or exist any mortgage, pledge, lien, levy, charge or other encumbrance on, of or against any of the Collateral.

5.3 Place of Business. The Company shall maintain and keep its principal place of business and its chief executive office at 486 Amherst Street, Nashua, New Hampshire 03063, and at no other location without prior written notice to the Lender. The Company shall maintain and keep its records concerning the Collateral (as defined in the Security Agreement) at 486 Amherst Street, Nashua, New Hampshire 03063 and at no other location without prior written notice to the Lender.

5.4 Inspection Rights. The Lender and any person the Lender may designate shall have the right to review all books and records, reports, accounts and other financial documents of the Company pertaining to the Collateral and to copy the same and to make excerpts therefrom, all at such reasonable times and as often as the Lender may reasonably request, upon prior written notice to the Company, so long as such review and copying does not unreasonably interfere with the business of the Company and the Lender agrees to keep confidential, and not disclose, except as may be required by law or court order, all information obtained during such review of a confidential or proprietary nature (and not otherwise known to the Lender through other sources or publicly known). The disclosure and exchange of confidential information between the Company and either the Lender or Intel pursuant to this Section 5.4 shall be governed solely by the terms of the Corporate Non-Disclosure Agreement

No. 7860090 dated November 13, 2002 (the “Intel CNDA”) executed between the Company and Intel.

5.5	Financial Statements.

(a) Monthly Financial Statements. Until the Outstanding Balance has been indefeasibly paid in full, the Company will furnish Lender all financial statements filed with the Bankruptcy Court (as defined below).

5.6 Notification. Until the Outstanding Balance has been paid, the Company shall promptly notify the Lender in writing if the Company becomes aware of any fact or condition that causes or constitutes any Breach of any of the Company’s representations and warranties as of the Closing Date, or if the Company becomes aware of the occurrence after the Closing Date of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedule of Exceptions if the Schedule of Exceptions were dated the date of the occurrence or discovery of any such fact or condition, the Company shall promptly deliver to the Lender a supplement to the Schedule of Exceptions specifying such change. During the same period, the Company shall promptly notify the Lender of the occurrence of any Breach of any covenant of the Company in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.7 Trademarks and Patents. As soon as practicable following the Closing, the Company shall execute a notice of security interest (the “Notice of Security Interest”) in reasonable form agreed to by the parties with the United States Patent and Trademark Office and such foreign patent or trademark offices as reasonably requested by the Lender. In addition, the Company shall give prompt notice in writing to the Lender with respect to any registrations, or applications for registrations, of such new trademarks or patents, or renewal or extension of any trademark registration. Upon request of the Lender from time to time, the Company agrees to provide the Lender with a Notice of Security Interest, signed by the president, treasurer or secretary of the Company as to any such new patent or trademark rights.

6.	DEFAULT AND ACCELERATION.

6.1 For purposes of this Agreement, the term “default” shall include any of the following:

(a)	The Company’s Breach of any of the covenants set forth in Section 5 of this Agreement (other than Section 5.4);

(b)	The Company fails to pay when due any payment on the Note;

(c)	the Case is converted to a case under chapter 7 of the Code;

(d)	Any secured lender obtains relief from the automatic stay to exercise remedies against any of the Collateral, unless Lender is simultaneously granted commensurate relief that will enable it to protect its interest in such Collateral;

(e)	The Company fails to consummate a sale of its SEG Division in the course of the Bankruptcy Case.

Upon the occurrence of any such Default that is capable of being cured, the Company shall have three business (3) days to cure such default after receipt of written notice of default from the Lender specifying the nature of the Company’s default. If the Company is unable to cure its default within such three (3) day period, the Lender may, at its option, accelerate repayment of the Outstanding Balance in which case the Outstanding Balance shall be due and payable immediately. Upon any default of the Company, the Lender shall have full recourse against any tangible or intangible assets of the Company and may pursue any legal or equitable remedies that it has available to it. Subject to the terms of the Investors Consent Agreement, the Lender shall have a full right of offset for any amounts due upon such a default against any amounts (including royalties, if any) payable by the Lender to the Company.

7.	CONDITIONS TO THE LENDER’S OBLIGATIONS.

7.1 Conditions to the Closing. The obligation of the Lender to advance the funds pursuant to the terms of Section 2.2(a) of this Agreement and the Note at the Closing is subject to the fulfillment, to the satisfaction of the Lender on or prior to the Closing, of the following conditions:

(a) Approval by the Bankruptcy Court. (i) The Bankruptcy Court shall have entered an order, in substantially the form attached hereto as Exhibit 7.1A, with only such changes as have been approved by Lender in its reasonable discretion, approving the terms of this Agreement, the Note and the Security Agreement and any related agreements, and (ii) the Bankruptcy Court shall have entered an order, on terms acceptable to Lender in its reasonable discretion, approving the terms of that certain License Agreement dated as of December 31, 2004 between Intel and the Company.

(b) Representations and Warranties Correct. All of the representations and warranties made by the Company in Section 3 (considered collectively) and each of the representations and warranties made by the Company in Section 3 (considered individually) shall be true and correct in all material respects when made (except each representation or warranty that is qualified as to materiality shall be true and correct when made), and shall be true and correct in all material respects (except each representation or warranty that is qualified as to materiality shall be true and correct) as of the date of the Closing with the same force and effect as if they had been made on and as of such date, without giving the effect to any supplement to the Schedule of Exceptions (other than changes contemplated by the issuance of such Note at the Closing).

(c) Performance of Obligations. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement (considered collectively), and each agreement, obligation and conditions contained in this Agreement (considered collectively), that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Lender, and the

Lender shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

(e) Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

(f) Security Agreement. The Company shall have executed and delivered to the Lender that Security Agreement substantially in the form attached hereto as Exhibit 7.1(f) (the “Security Agreement”).

(g) Investors Consent Agreement. RVSI Investors, L.L.C. and Intel shall have executed and delivered to each other the Investors Consent Agreement.

(h) Vanguard Assets. The assets of the Company known to the parties as the “Vanguard Assets” and marked on Schedule 7.l(h) hereto shall have been moved from the Tucson, Arizona premises of White Eagle Machine Shop, a sole proprietorship, to a place acceptable to Intel and the Company, and On Target Systems and Service, Inc., an Arizona corporation, shall have the ability to use such Vanguard Assets in accordance with the terms of the License Agreement between the Company and the Lender dated as of December 31, 2004.

(i) Costa Release. Pat V. Costa, in his individual capacity, shall have executed and delivered to Lender a release of claims in form and substance satisfactory to Lender.

8. CONDITIONS TO COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment at or before the Closing of the following conditions:

8.1 Representations and Warranties. The representations and warranties of the Lender contained in Section 4 hereof shall be true as of the date of the Closing Date.

8.2 Advance of Funds Pursuant to the Note. The Lender shall have delivered to the Company the funds pursuant to the terms of this Agreement and the Note for the Closing Date.

9.	MATTERS RELATED TO THE 2003 SETTLEMENT AGREEMENT.

9.1 Release. Each of the Company and Intel hereby, for itself and for each of its respective officers, directors, shareholders, heirs, administrators, executors, partners, insurers, attorneys, employees, alter egos, agents, representatives, predecessors, successors and assigns, and for each of its parents, subsidiaries, divisions, or affiliates, and each of their respective officers, directors, shareholders, heirs, administrators, executors, partners, insurers, attorneys, employees, alter egos, agents, representatives, predecessors, successors and assigns, (each a “Releasor”) hereby releases, acquits, and forever discharges the other and each of its respective officers, directors, shareholders, heirs, administrators, executors, partners, insurers, attorneys, employees, alter egos, agents, representatives, predecessors, successors and assigns, of and from any and all claims, actions, causes of action, promises, representations, warranties, demands, acts, omissions, rights and liabilities, of any kind and nature whatsoever (i) arising out of the matters released by the 2003 Settlement Agreement and (ii) arising out of the terms of the 2003 Settlement Agreement, including but not limited to claims under Section 5 1 O(c) of the Bankruptcy Code, claims that Intel or the Company, as the case may be, has breached any of its contractual obligations, including without limitation under the 2003 Settlement Agreement, or (iii) any other claims, whether in tort or contract, at law or in equity, or arising under any statute or rule of law, whether known or unknown, suspected or unsuspected, which have arisen, are arising, or may in the future arise, directly or indirectly, from any act, omission, event or from any other matter whatsoever from the beginning of time to the date of the Closing, regardless of the date of execution of this Agreement. The foregoing release shall only be effective upon the Closing.

9.2 Waiver of Civil Code § 1542. Each of Intel and the Company for itself and on behalf of its Releasors represents, warrants and agrees that it has been informed of, has read, is familiar with, understands, and does hereby expressly waive all rights that it has or may have under Section 1542 of the California Civil Code and all other similar rights in other states or territories of the United States of America, or any other jurisdiction. Said Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

9.3 Covenants Regarding Assistance With SEG Sale.

(a) Lender shall use good faith efforts to assist the Company with the sale of its Semiconductor Equipment Group division (“SEG”) as requested by the Company from time to time during the term of this Agreement (it being understood and agreed that the only personnel of Lender to participate in such efforts are Randy Bollig and Ron Rinfret and that all telephone calls and meetings in which Lender renders such assistance shall be attended by at least one representative of the Company), such efforts to consist of:

(i) participating in conference calls and/or meetings with Houlihan Lokey Howard & Zukin Capital, the Company’s investment bankers; and

(ii) providing at the request of the Company references to potential buyers of SEG.

(b) Lender and the Company shall each use good faith efforts to expedite the sale of the Company’s Vanguard product line.

(c) Until such time as the sale of SEG is consummated:

(i) all purchase orders placed by Lender with SEG for sensor refurbishing, and all other purchase orders placed by Lender with SEG greater than $5,000, shall have the following payment terms: 50% of the payments contemplated thereby shall be paid at the time the purchase order is placed and 50% of the payments contemplated thereby shall be paid upon shipment of the products purchased thereunder; and

(ii) all orders for spare parts and upgrades shall be placed promptly.

(d) The current Corporate Purchase Agreement between the Company and the Lender will be extended through and including July 20, 2005.

10.	MISCELLANEOUS.

10.1 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without regard to provisions regarding choice of laws.

10.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

10.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments.

10.4 Entire Agreement. This Agreement, the Note, the Security Agreement, the Investors Consent Agreement and the Exhibits and Schedules hereto and thereto (all of which are hereby expressly incorporated herein by this reference) constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

10.5 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the number set forth below; (c) three business days after deposit in the US. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To the Company:

Robotic Vision Systems, Inc.

486 Amherst Street,

Nashua, New Hampshire 03063

Attn: Pat V. Costa, Chairman, President and

        Chief Executive Officer

Fax Number: (603) 577-5933

with copies to:

Dreier LLP

499 Park Avenue

New York, New York 10022

Attn: Norman N. Kinel, Esq.

Fax Number: (212) 328-6101

To Intel or the Lender:

c/o Intel Corporation

2200 Mission College Blvd.

Santa Clara, CA 95052

Attn: Portfolio Manager RN6-46

Fax Number: (408) 765-6038

with copies to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10016

Attn: Brian E. Greer, Esq.

Fax No. : (212) 351-4035

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.5 by giving the other party written notice of the new address in the manner set forth above.

10.6 Amendments. Any term of this Agreement may be amended only with the written consent of the Company and the Lender.

10.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under this Agreement or any waiver on the part of such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party hereto shall be cumulative and not alternative.

10.8 Legal Fees. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement, the Note or the Security Agreement, the prevailing party, shall be paid by the other party a reasonable sum for attorney’s fees and expenses for such prevailing party.

10.9 Finder’s Fees. Each party (a) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (b) hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder’s fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

10.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart thereof.

10.12 Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

10.13. Transfer to and Performance by Intel. Notwithstanding anything to the contrary in this Agreement, the Note or the Security Agreement, the Lender may transfer all of its rights and obligations under, and the Note acquired in connection with, this Agreement to Intel without the prior consent of the Company; provided, that the Company shall be given written notice promptly following such transfer. The performance of any of the Lender’s rights or obligations under this Agreement by Intel shall be deemed, if the Lender so desires, performance by the Lender.

10.14. Term and Termination. The term of this Agreement shall begin on the Closing Date and shall terminate on the date on which the Outstanding Balance has been paid in full.

10.15 Acknowledgement of Bankruptcy Filing by the Company; No Enforcement without Relief from Automatic Stay. Lender: (i) acknowledges that the Company filed for protection under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) on November 19, 2004 in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”); (ii) acknowledges and agrees that notwithstanding anything to the contrary contained herein any enforcement of its rights hereunder is subject to obtaining relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code (which the Company agrees and acknowledges may be sought on five (5) business days’ notice) and to the terms of the Investors Consent Agreement; and (iii) acknowledges and agrees that notwithstanding anything to the contrary contained herein all representations, warranties and covenants made by the Company hereunder are qualified and limited by the fact that the Company has filed for and continues to be under protection under Chapter 11 of Title 11 of the Bankruptcy Code and that any breach of any of the representations, warranties or covenants made by the Company hereunder arising from the fact that the Company has filed for and continues to be under protection under Chapter 11 of Title 11 of the Bankruptcy Code shall not be deemed a breach of any such representation, warranty or covenant.

10.16 Jurisdiction. Lender and the Company hereby agree to submit to the exclusive jurisdiction of the Bankruptcy Court and the Bankruptcy Court shall retain jurisdiction over any and all disputes arising under or otherwise relating to the construction or enforcement of this Loan Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Loan Agreement to be effective as of the date first above written.

ROBOTIC VISION SYSTEMS, INC.

By: /s/ J. Richard Budd

        Name: J. Richard Budd

        Title: Acting Chief Executive Officer

MIDDLEFIELD VENTURES, INC.

By:

        Name:

        Title:

Schedule 3.7

The Company is not currently in compliance with its SEC reporting obligations, including its obligation to file its Form 10-K Annual Report for the fiscal year ended September 30, 2004 by December 29, 2004. The Company cannot provide any assurances as to when it will be in compliance with its SEC reporting obligations.